Pentegra Services, Inc.
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                                  MT. TROY BANK
                  EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND
                                      TRUST


                            Summary Plan Description

                                                        SUMMARY PLAN DESCRIPTION
                                                                             for
                                                                   MT. TROY BANK
                                                        Pittsburgh, Pennsylvania
                                                                   April 1, 2002



                                                         PENTEGRA SERVICES, INC.
                                                        108 Corporate Park Drive
                                                          White Plains, NY 10604

To Participating Employees of Mt. Troy Bank:

We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the Mt. Troy Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the Trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.




                                                        Your Employer,
                                                        Mt. Troy Bank

                                                        SUMMARY OF YOUR BENEFITS
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ELIGIBILITY

You will be eligible for membership in the Plan on the first day of the month coincident with or next following the date you complete 1 year of employment and attain age 21.

PLAN SALARY

Plan Salary is defined as total taxable compensation as reported on your Form W-2, (exclusive of any compensation deferred from a prior year). In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan as well as any pre-tax contributions to a Section 125 cafeteria plan and, unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary.

PLAN CONTRIBUTIONS

Employee - You may elect to make a contribution  of 1% to 75% (in 1% increments)
--------
of Plan Salary.

Employer  - Your  employer  will  contribute  an  amount  equal  to 50% of  your
--------
contribution to the Plan.

The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                                         Illustration
                                         ------------
                         Employee                            Employer
                     Contribution Rate                Matching Contribution
                     -----------------                ---------------------
                              1%                              0.50%
                              2%                              1.00%
                              3%                              1.50%
                              4%                              2.00%
                              5%                              2.50%
                           6-75%                              3.00%

Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

VESTING

You will be 100% vested in any employer matching contributions immediately upon enrollment in the Plan. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS

You may take a loan from your account and pay your account back with interest. Please refer to the "Borrowing From Your Account" section of this booklet to determine how you may take a loan from your account.

WITHDRAWALS

While you are working, you may withdraw all or part of your vested account balance subject to certain limitations. You may also make withdrawals from your account after termination of employment.

DISABILITY

If you are disabled, you will be entitled to the same withdrawal rights as if you had terminated employment.

DEATH

If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                                               TABLE OF CONTENTS
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Determining Your Eligibility................................................  1

Reenrollment................................................................  1

Making Contributions to the Plan............................................  2

        o    Plan Contributions.............................................  2

        o    Allocation of Contributions....................................  3

        o    Rollovers......................................................  3

        o    Plan Salary....................................................  3

Investing Your Account......................................................  4

        o    Investment of Contributions ...................................  4

        o    Valuation of Accounts..........................................  4

        o    Reporting to Members...........................................  4

Vesting.....................................................................  5

Making Withdrawals From Your Account........................................  6

        o    While Employed.................................................  6

        o    Upon Termination of Employment.................................  6

        o    Upon Disability................................................  7

        o    Upon Death.....................................................  7

Borrowing From Your Account.................................................  8

Plan Limitations............................................................  9

Top Heavy Information....................................................... 10

Disputed Claims Procedure................................................... 10

Qualified Domestic Relations Order ("QDROs")................................ 10

Statement of Member's Rights................................................ 11

Plan Information............................................................ 12

                                                    DETERMINING YOUR ELIGIBILITY
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EMPLOYEE ELIGIBILITY

You will be eligible for membership in the Plan on the first day of the month coincident with or next following the date you complete 1 year of employment and attain age 21. In order for you to complete 1 year of employment, you must complete at least 1,000 hours of employment in a 12 consecutive month period. The initial 12 consecutive month period is measured from your date of employment, and (if you do not complete at least 1,000 hours of employment in such period) subsequent 12 month periods are measured.

In counting hours, you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc., and any hours for which back pay may be due.

You will become a member as soon as a properly executed enrollment application is received and processed by Pentegra Services, Inc. Your membership will continue until the earlier of (a) your termination of employment and payment to you of your entire account or (b) your death.

REENROLLMENT

If you terminate employment and are subsequently reemployed by the same employer, you will be eligible for immediate reenrollment.

                                                MAKING CONTRIBUTIONS TO THE PLAN
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PLAN CONTRIBUTIONS

Employee  - You may  elect  to make  pre-tax  contributions  of 1% to 75% (in 1%
--------
increments) of Plan Salary (see "Plan Salary" section of this booklet). You may elect not to make any contributions. You may change the rate at which you are contributing one time in any pay period. You may suspend your contributions at any time, but suspended contributions may not be subsequently made up.

Employer  -Your  employer  will  contribute  an  amount  equal  to 50%  of  your
--------
contribution to the Plan.

The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of withdrawal.

Catch-up Contributions - All employees who are eligible to make contributions to
----------------------
this Plan and who will attain age 50 before the end of a calendar year will be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Internal Revenue Code.

The maximum catch-up contribution level for 2002 is $1,000 (indexed by $1,000 per year until it reaches $5,000 per year in 2006). The amount, if any, of your elective deferrals which will be characterized as catch-up contributions will be determined at the end of the Plan Year based upon the statutory limits and plan limits in effect for the Plan Year.

There are several ways in which a contribution could be characterized as a catch-up contribution. Several examples are as follows:

Example 1: Suppose your annual salary is $60,000 and you contribute 20% of your Plan Salary to the Plan for each contribution reporting period in 2002. At the end of the Plan Year, you will have contributed $12,000 to the Plan. Since this exceeds the $11,000 statutory limit on elective deferrals, the excess ($1,000) will be treated as a catch-up contribution.

Example 2: Same facts as provided in Example 1, except that your annual Plan Salary is $55, 000. In this example, you will have contributed $11,000 to the Plan in 2002 ($55,000 x 20%). Since your contributions do not exceed the Plan's maximum contribution percentage, it does not exceed the $11,000 elective deferral limitation and no other limitations are impacted, no portion of your contributions are treated as catch-up contributions.

Example 3: Suppose that your annual Plan Salary is $85,000 in 2002, you earned total compensation of $85,000 in 2001 (making you a Highly-compensated Employee for 2002), and you contributed $11,000 to the Plan in 2002. Since your $11,000 contribution does not exceed the Plan's maximum contribution percentage and it does not exceed the $11,000 elective deferral limit for 2002, there is no catch-up contribution based upon the application of those two limits. However, further assume that the Plan determines that you are required to receive a $1,000 Actual Deferral Percentage ("ADP") refund for 2002. In this scenario, your $1,000 ADP refund would automatically be recharacterized as a catch-up contribution.

                                                MAKING CONTRIBUTIONS TO THE PLAN
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                                                                     (continued)

ALLOCATION OF CONTRIBUTIONS

Your employer has an account for each member. All of your own contributions and all employer contributions will be allocated to this account. The total value of your accounts represent your interest in the Plan.

Internal Revenue Service Nondiscrimination Rules
------------------------------------------------

If you are a highly compensated employee, a portion of your contributions and/or employer contributions, made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (See "Plan Limitations" section of this booklet for other limitations). In general, a highly compensated employee is an employee who:

(a)  was a 5% owner at any time during the current or preceding year, or

(b) received annual compensation from the employer for the preceding year in excess of $90,000 (indexed for cost-of-living adjustments, if any).

ROLLOVERS

You may make a rollover contribution of an eligible rollover distribution from any other Internal Revenue Service qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest. Please note that you may establish a "rollover" account within the Plan prior to satisfying the Employer's eligibility requirements. However, the establishment of a "rollover" account prior to satisfying such eligibility will not constitute active membership in the Plan.

PLAN SALARY

Plan Salary is defined as total taxable compensation as reported on your Form W-2, (exclusive of any compensation deferred from a prior year). In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan as well as any pre-tax contributions to a Section 125 cafeteria plan and, unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary. However, Plan Salary for any year may not exceed $200,000 for 2002 (indexed for cost-of-living adjustments).

                                                          INVESTING YOUR ACCOUNT
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INVESTMENT OF CONTRIBUTIONS

Contributions are invested at your direction in one or more of the investment funds which are provided under the Plan. These funds are described in greater detail in your enrollment kit.

Contributions made by you are invested at your direction in one or more of the investment funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your Plan allows for a change of investment allocation on a daily basis.

Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts transferred to and invested in any of the other investment funds provided under your plan for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

If  no  investment   direction  is  given,  all  contributions   credited  to  a
participant's account will be invested in the Money Market Fund.

VALUATION OF ACCOUNTS

The Plan uses a unit system for valuing each Investment Fund. Under this system each participant's share in any Investment Fund is represented by units. The unit value is determined as of the close of business each regular business day
(daily valuation). The total dollar value of a participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your Plan account.

Transaction requests, such as withdrawals, change of investment elections, distributions, that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed as directed by the Plan Administrator.

NOTE: If for some reason (such as shut down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

REPORTING TO MEMBERS

As soon as practicable after the end of each calendar quarter you will receive a personal statement from the Plan. This statement provides information about your account including its market value in each investment fund. Activity for the quarter is reported by investment fund and contribution type.

                                                                         VESTING
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"Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

Your employer has also provided that you are immediately 100% vested in any employer matching contributions credited to your account.

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
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ACCOUNT WITHDRAWAL

While Employed

You may make a total or partial withdrawal of the vested portion of your account by filing the appropriate form with the Plan Administrator for transmittal to Pentegra Services, Inc. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is received and processed by Pentegra Services, Inc. (see "Valuation of Accounts" section of this booklet).

Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

In general, employer contributions credited on your behalf will not be available for in- service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

As required by Internal Revenue Service Regulations, a withdrawal of your pre-tax contributions prior to age 59 1/2 or termination of employment can only be made on account of a hardship. Also, a withdrawal of any employer matching contributions and/or rollover contributions credited to your account prior to attainment of age 59 1/2 or termination of employment can only be made on account of hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

(1)  Medical expenses (other than amounts paid by insurance).
(2)  The purchase of a principal residence (mortgage payments are excluded).
(3) Tuition, including room and board, for the next 12 months of post-secondary education.
(4) The prevention of the eviction from a principal residence or foreclosure on the mortgage of a principal residence.

Only one in-service withdrawal may be made in any Plan Year.

Upon Termination of Employment

You may leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2. However, if your account under the Plan, when aggregated, is less than $500.00 then your account will be distributed to you as soon as practicable following your date of termination. You may make withdrawals from your account(s) at any time after you terminate employment. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See "Investment of Contributions" section of this booklet).

Payments shall be made in the form of a lump sum or a partial lump sum.

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
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                                                                     (continued)


Upon Disability

If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment

You are disabled under the Plan if you are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

Upon Death

If you die when you are a participant of the Plan, the value of your entire account will be payable to your beneficiary. This payment will be made in the form of a lump sum.

If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                                     BORROWING FROM YOUR ACCOUNT
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LOANS

You may borrow from the vested portion of your account. You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc. receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer contributions.

The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate (base rate) plus 1%).

Repayments are made through payroll deductions and will be transmitted along with the Employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 3 monthly payments have been made, you may repay the outstanding balance of the loan (subject to the terms of your loan documents). If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

As you repay the loan, the principal portion, together with the interest, will be credited to your account. In this way, you will be paying interest to yourself. A $50.00 origination fee and a $40.00 annual administrative fee will be subtracted from your account. The origination fee, plus the first year's administrative fee will be deducted proportionately from your account at the time of origination. Subsequent annual administrative fees will be deducted from your account each year on or about the anniversary date of the loan origination.

In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the applicable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.

                                                                PLAN LIMITATIONS
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PLAN LIMITATIONS

Internal Revenue Service ("IRS") requirements impose certain limitations on the amount of contributions that may be made to this and other qualified plans. In general, the annual "contributions" made to a defined contribution plan such as this Plan, in respect of any member, may not exceed the lesser of 100% of the member's total compensation or $40,000. (This amount may be subject to periodic adjustment by the IRS at some time in the future). For this purpose, "contributions" include employer contributions, member 401(k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401(k) account may not exceed the lesser of 100% of the member's total compensation or $11,000 (indexed for cost-of-living adjustments, if any). Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.

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TOP HEAVY INFORMATION

A "top heavy" plan is a plan under which more than 60% of the accrued benefits (account values) are for key employees. Key employees generally include officers and shareholders earning more than $130,000 per year (indexed for cost-of-living adjustments), 5% owners of the Employer, and 1% owners of the Employer earning more than $150,000 per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee. This minimum contribution would be offset by the regular contribution made by your employer (See "Plan Contributions" section of this booklet).

In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

DISPUTED CLAIMS PROCEDURE

If you disagree with respect to any benefit to which you feel you are entitled, you should make a written claim to the Plan Administrator of the Plan. If your claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

QUALIFIED DOMESTIC RELATIONS ORDER ("QDROS")

A QDRO is a  judgment,  decree or order  which has been  determined  by the Plan
Administrator,   in  accordance  with  the  procedures   established  under  the
provisions of the Plan, to constitute a QDRO under the Internal Revenue Code.

To obtain copies of the Plan's QDRO Procedures, free of charge, please contact the Plan Administrator. (Please refer to the "Plan Information" section of this booklet to obtain the Plan Administrator's address and phone number).

                                                                  MEMBERS RIGHTS
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STATEMENT OF MEMBER'S RIGHTS

As a member of the Plan, you are entitled to certain rights and protection under ERISA which provides that all members shall be entitled to:

o Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

o Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

This Statement of ERISA Rights is required by federal law and regulation.

                                                                PLAN INFORMATION
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Plan Name:

                  Mt. Troy Bank Employees' Savings &
                  Profit Sharing Plan and Trust

Plan Administrator:

                  Administrative Committee
                  Mt. Troy Bank Employees' Savings & Profit Sharing
                  Plan and Trust
                  2000 Mt. Troy Road
                  Pittsburgh, PA 15212

                  Phone No:  (412) 322-6107

                  Employer Identification Number: 25-0679320

                  Plan Number:  003

                  Plan Year End:  December 31

Trustee:

                  The Bank of New York
                  1 Wall Street
                  New York, NY 10286

                  Phone:  (212) 635-8115

Agent for Service of Legal Process:

                  Mt. Troy Bank

Administrative Services:

                  Record-keeping services are provided by:

                  Pentegra Services, Inc.
                  108 Corporate Park Drive
                  White Plains, New York  10604

                  Phone No.: (914) 694-1300          FAX No.: (914) 694-6429
                             (800) 872-3473